As Filed with the Securities and Exchange Commission on October 28, 1998

                                                   Registration No. 33-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------


                              CONCEPTS DIRECT, INC.
               (Exact name of issuer as specified in its charter)

          DELAWARE                                               52-1781893
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

2950 Colorful Avenue, Longmont, Colorado                 80504
(Address of Principal Executive Offices)               (Zip Code)


                           1998 NON-EMPLOYEE DIRECTORS
                                STOCK OPTION PLAN
                            (Full title of the plan)

                   Phillip A. Wiland, Chief Executive Officer
                              Concepts Direct, Inc.
                     2950Colorful Avenue, Longmont, Colorado
                      80504 (Name and address of agent for
                                    service)

                                 (303) 772-9171
          (Telephone number, including area code, of agent for service)
                           --------------------------

                             CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------
                                        Proposed         Proposed
                                        Maximum          Maximum
Title of                Amount          Offering         Aggregate           Amount of
Securities to            to be          Price Per        Offering          registration
be Registered         Registered        Share*           Price*                 Fee
----------------------------------------------------------------------------------------

Common Stock            52,000          $9.875           $513,500            $142.75
$.10 par value
----------------------------------------------------------------------------------------
         * Estimated solely for purposes of calculating registration fee. Based on the average bid and asked price of the Common Stock reported on the Nasdaq
National Market System on October 26, 1998.

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents By Reference. The Company hereby incorporates by reference into this Registration Statement the documents listed below which have been filed with the Commission.

(a) The Company's Annual Report on Form 10-K (File No. 0-20680) for the fiscal year ended December 31, 1997.

(b) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report referred to in (a) above, including the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

(c) The description of the Common Stock appearing in Form 8-A dated October 27, 1992 and filed with the Commission in connection with the registration of securities pursuant to Section 12(g) of the Securities Exchange Act and all amendments and reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the 1934 Act, including annual and quarterly reports and proxy statements, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this document and to be a part hereof from the date of filing such documents.

Item 6.           Indemnification of Directors and Officers

         The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that, to the fullest extent permitted by Delaware Law, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware Law, liability of a director may not be limited
(i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision on the Company's Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Company's By-Laws provide that it shall indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware Law.

Item 8.  Exhibits

         See Index to Exhibits.

Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

                  (ii) To reflect in the prospectus any facts or events after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment and each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering thereof.

         (c) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the county of Weld, State of Colorado, on October 28, 1998.

                                          CONCEPTS DIRECT, INC.



Date:  October 28, 1998                   By:    /s/ Phillip A. Wiland
                                             ----------------------------------
                                                 Phillip A. Wiland
                                                 Chief Executive Officer
                                                 Principal Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Phillip A. Wiland and H. Franklin Marcus, Jr., or any of them, his or her true and lawful attorney-in-fact to sign on his or her behalf, as an individual and in the capacity stated below, any amendment or post-effective amendment to this Registration Statement which said attorney-in-fact may deem appropriate or necessary.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on October 28, 1998 by the following persons in the respective capacities indicated opposite their names.

         Signature                     Title                     Date
         ---------                     -----                     ----


/s/Phillip A. Wiland                Chief Executive         October 28,1998
---------------------------         Officer and
Phillip A. Wiland                   Director
                                    (Principal Executive
                                    Officer)


/s/H. Franklin Marcus, Jr.          Secretary,              October 28, 1998
--------------------------          Treasurer and
H. Franklin Marcus, Jr.             Chief Financial
                                    Officer
                                    (Principal Financial
                                    and Accounting
                                    Officer)


/s/Michael T. Buoncristiano         Director                October 28, 1998
---------------------------
Michael T. Buoncristiano


/s/Robert L. Burrus, Jr.            Director                October 28, 1998
---------------------------
Robert L. Burrus, Jr.


/s/Stephen R. Polk                  Director                October 28, 1998
---------------------------
Stephen R. Polk


/s/Phillip D. White                 Director                October 28, 1998
---------------------------
Phillip D. White


/s/Virginia B. Bayless              Director                October 28, 1998
---------------------------
Virginia B. Bayless

                                Index to Exhibits


4.1 Registrant's Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to Registrant's Registration Statement on Form S-4 (Registration Statement No. 33-51376) filed on August 26, 1992, is expressly incorporated herein by this reference.

4.2 Registrant's Bylaws filed as Exhibit 3.2 to Registrant's Registration Statement on Form S-4 (Registration Statement No. 33-51376) filed on August 26, 1992, are expressly incorporated herein by this reference.

5       Opinion of McGuire, Woods, Battle & Boothe, LLP, filed herewith.

23.1    Consent of Ernst & Young LLP, filed herewith.

23.2    Consent of McGuire, Woods, Battle & Boothe, LLP (included in Exhibit 5).

24      Power of Attorney (see signature page).

99 Registrant's 1998 Non-Employee Directors Stock Option Plan filed as Exhibit A to Registrant's definitive Proxy Statement dated March 10, 1998 for the Annual Meeting of Stockholders held on April 24, 1998, is expressly incorporated herein by this reference.